Exhibit 99.1

Contacts:

Bernd Leger NaviSite, Inc. 978.946.8615 pr@navisite.com	Darlene Doyle Lois Paul & Partners 781.782.5868 darlene_doyle@lpp.com
NaviSite Reports First Quarter Fiscal Year 2006 Results
•	Sequential Revenue Growth of 3.1% over Q4 FY05, Excluding Revenue from the Microsoft Business Solutions Software Resell and Professional Services Practice sold in the fourth quarter

•	Ninth Consecutive Quarter of Positive EBITDA

•	Strong Customer Bookings and Renewals
Andover, Mass. December 12, 2005 - NaviSite, Inc. (Nasdaq: NAVI), a leading provider of IT hosting, outsourcing and professional services for mid- to large-sized organizations, today reported financial results for its first quarter of fiscal year 2006, which ended October 31, 2005.
Revenue for the first quarter of fiscal year 2006 was $25.4 million, compared to $28.9 million for the first quarter of fiscal year 2005 and $25.8 million for the fourth quarter of fiscal year 2005. Revenue for the first quarter of fiscal year 2006 increased 3.1% over the fourth quarter of fiscal year 2005, excluding the impact from the sale of the Microsoft Business Solutions Software Resell and Professional Services Practice in July 2005, which generated approximately $1.1 million of revenue in the fourth quarter of fiscal year 2005.
NaviSite recorded $2.9 million of positive EBITDA, excluding impairment and other one-time charges for the first quarter of fiscal year 2006, marking the Company’s ninth consecutive quarter of positive EBITDA and a growth of 133% as compared to the same period last year. The Company decreased its net loss to $3.5 million, or $0.12 per share, for the first quarter of fiscal year 2006, as compared with a net loss of $6.6 million, or $0.24 per share, for the same quarter of fiscal year 2005. The net loss for the first quarter
Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

of fiscal year 2006 includes approximately $1.1 million of stock compensation expense due to NaviSite’s adoption of SFAS 123R during the quarter. Excluding the impact of SFAS 123R, the net loss for the first quarter of fiscal year 2006 was $2.4 million. NaviSite generated gross profit of $7.8 million, or 30.5% of revenue, for the first quarter of fiscal year 2006 or $8.0 million, or 31.5% of revenue, excluding the stock compensation charge, as compared to $6.1 million, or 21.0% of revenue, for the same fiscal quarter of 2005. The Company continued to increase its cost efficiencies as demonstrated by the decreased net loss and net loss per share.
The Company’s cash balance at the end of the first quarter of fiscal year 2006 was $1.8 million, a decrease of $5.0 million compared to the end of the fourth quarter of fiscal year 2005. The net decrease in cash is attributable to a number of factors, including partial payment to Waythere (formerly known as Surebridge, Inc.), several settlements and a reduction in current liabilities.
“Excluding revenue from the Microsoft Business Solutions professional services practice that we sold in the fourth quarter, the first quarter of fiscal year 2006 marked our return to organic revenue growth, as planned, and the first organic growth in revenue in the last three years,” said Arthur Becker, CEO, NaviSite. “We are pleased to have met our guidance for both revenue and EBITDA for this first quarter. We saw a strong list of customer wins and renewals in the first quarter — evidence of the value we deliver to our customers with our broad suite of services. Our strategy to align our business units to focus on three core competencies, Hosting Services, Outsourcing Services and Professional Services continues to gain traction as the pipeline and new bookings continue to build.
We have seen increased demand for our services from our existing customers and new prospects which has resulted in an increase in the number of new sales opportunities. We are actively expanding the number of channel and direct sales personnel to meet this increased demand for our Hosting and Professional Services. During the first quarter, NaviSite booked approximately $570,000 of new monthly recurring revenue with a $13.0 million total contract value which represents a significant achievement for the Company. The investment in professional services that we discussed on last quarter’s earnings call is showing early results as the Company’s Professional Services business unit signed nine new engagements in the first quarter, representing $2.8 million in total contract value. Confirming our stated strategy of cross-selling a broad set of services to our growing customer base, one third of the current pipeline is from existing hosting customers.”
Business highlights for the first quarter of fiscal year 2006 include:
Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

•	Signed 65 new customers in the first quarter of 2006, including 11 from NaviSite’s UK office. Deals closed in the first quarter included Laserscope, Inc., Schawk, Inc. and ExpensAble.

•	Closed 44 customer contract renewals, including extending the Company’s 10-year relationship with the New York State Department of Labor. The new $23.2 million contract runs through 2007 and funds work on America’s Job Bank and America’s One-Stop Operating System Projects. In addition, NaviSite extended its relationship with the U.S. Department of State, which started in January 2001 when NaviSite developed a content management system, termed Waterfall, for the organization. The extended contract will allow NaviSite to deliver uninterrupted support and service levels to the organization.

•	Provided timely services over Labor Day weekend to the New York State Department of Labor in support of a request from the United States Department of Labor to quickly launch a specialized website based upon the functionality available within America’s Job Bank. This site, originally launched to support those impacted by Hurricane Katrina and individuals looking for jobs to help with recovery efforts, was later expanded and renamed following Hurricane Rita to be called the Hurricane Recovery Job Connection http://www.jobsearch.org/hurricanejobs. The site has received over 5.2 million hits, averages over 400,000 hits per week, and houses over 65,000 available jobs with 395,000 job searches that have been run.

•	Maintained low customer churn, defined as the loss of a customer or a reduction in a customer’s monthly revenue run rate, excluding our major accounts, at 1.0% per month for the quarter, compared to 1.4% percent for the first quarter of fiscal year 2005 and below our goal of 2% per month.

•	Continued expansion of our office in India and in NaviSite’s Professional Services business unit with 26 new hires in India and 16 in NaviSite Professional Services for a total of 66 employees in India at the end of the quarter.

•	Launched a number of new and expanded product offerings including:
•	Extended Oracle and PeopleSoft enterprise application service offerings with a new set of specialized services for Oracle and PeopleSoft customers. The new services, ranging from regulatory compliance to software upgrade support, provide customers with business critical solutions that allow them to create the most adaptable and optimized Oracle solutions to meet their business needs.

•	Introduced Help Desk for Desktop Support Services including full user support, such as account management (e.g. account creation, resetting passwords, permission changes), PC troubleshooting, remote network management, VPN troubleshooting, DNS & WINS management and dial-up troubleshooting.
Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

•	Broadened Mobile Messaging capabilities for our customers as a result of our relationships with Good Technology and Sprint Nextel Corp. Through our relationship with Good Technology, we will leverage GoodLink Hosted Edition for Exchange and GoodLink Enterprise Edition, giving customers anytime-anywhere access to Microsoft Exchange email, contacts, calendar, notes and tasks on a variety of handheld devices in a secure and reliable manner. NaviSite’s relationship with wireless network provider, Sprint Nextel Corp., will enable NaviSite to combine wireless services with the Company’s Managed Messaging platform for an end-to-end mobile messaging solution.

•	Launched Remote Monitoring Services allowing customers to proactively assess the availability, responsiveness, performance and state of key IT components including network devices, security devices, servers, applications and databases — ensuring that business critical infrastructure remains highly available and accessible to users.

•	Developed Online Backup Services enabling customers to backup critical information from their servers, whether they are located at the customer’s site or within one of NaviSite’s state-of-the-art data centers.

•	Expanded VPN Services now providing three distinct offerings including Customer Managed, Co-Managed (Customer and NaviSite) and NaviSite Managed VPN Services.
Guidance:
NaviSite projects revenue for the second quarter of fiscal year 2006 to be between $25.9 and $26.4 million — expected growth of 2.8% over the first quarter of fiscal year 2006. EBITDA, excluding impairment and one-time charges, is projected to be between $2.6 and $3.1 million for the second quarter of fiscal year 2006 as we continue the investment in our Professional and Outsourcing Services units and increase the number of sales personnel and marketing expenditures.
Conference Call Scheduled for December 13, 2005
NaviSite’s Chief Executive Officer, Arthur Becker, and Chief Financial Officer, John J. Gavin, Jr., will host a conference call to discuss NaviSite’s first quarter fiscal year 2006 financial results at 9:00 a.m. Eastern Time on Tuesday, December 13, 2005.
Call In Details:
Date and Time: Tuesday, December 13, 2005, 9:00 a.m. Eastern Time
Call In #: 866-825-3354 (International: 617-213-8063)
Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

Enter PIN#: 63487218
Replay Details: Available 30 minutes following the conclusion of the call and archived through
December 20, 2005.
Dial In Replay: 888-286-8010 (International: 617-801-6888)
Enter PIN #: 61082542
Archived Replay: http://www.navisite.com/earningscalls
Available 24 hours following conclusion of the call.
Call-in and replay details can also be found on NaviSite’s website at
http://www.navisite.com/sublevel.aspx?id=112.
EBITDA
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation, amortization and non-cash compensation. The Company also excludes impairment and other one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company’s actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company’s financial results prepared in accordance with U.S. GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA is included in the consolidated financial statements in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company’s underlying financial performance. A table reconciling expected net loss to expected EBITDA for the first quarter of fiscal year 2006 is also included in this release.
About NaviSite
NaviSite provides IT hosting, outsourcing and professional services for mid- to large-sized organizations. Leveraging a proven set of technologies and extensive subject matter expertise, we
Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

deliver cost-effective, flexible solutions that provide responsive and predictable levels of service for our clients’ businesses. Over 900 companies across a variety of industries rely on NaviSite to build, implement and manage their mission-critical systems and applications. NaviSite is a trusted advisor committed to ensuring the long-term success of our customers’ business applications and technology strategies. NaviSite has 15 state-of-the-art data centers and eight major office locations across the U.S., U.K. and India. For more information, please visit www.navisite.com.
# # #
This release contains forward-looking statements, which address a variety of subjects including the expected future operating and financial results, including profitability, revenue growth and EBITDA, the expected success and performance of NaviSite’s product and service offerings, NaviSite’s strategic business plans for growing its customer base and increasing sales, the expected benefits, efficiencies, synergies and integration efforts of the Surebridge acquisition, and the expected financial results and growth of the combined entity. All statements other than statements of historical fact, including without limitation those with respect to NaviSite’s goals, plans and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite’s success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company following the Surebridge acquisition may not be achieved, including those as to expected EBITDA and revenue, due to problems or unexpected costs that may arise in successfully integrating the Surebridge business or an inability to realize expected synergies or make expected future investments in the combined businesses NaviSite may be unable to raise the necessary funds to meet its payment obligations under the promissory notes issued to certain creditors; NaviSite’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite’s acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite’s products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite’s financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners.
Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FIRST QUARTER RESULTS
EBITDA Summaries

	For the Three Months Ended
	October 31, 2005	October 31, 2004
	Unaudited
	(In thousands)

Net loss, as reported	$(3,470)	$(6,576)

Non-cash compensation	1,087	184

Net loss, excluding non-cash compensation	(2,383)	(6,392)

Depreciation	1,841	2,338
Interest expense, net	1,949	1,886
Taxes	293	—
Amortization	1,237	1,426

EBITDA	2,937	(742)

Impairments		1,032
Severance and acquisition migration costs	10	977

EBITDA, excluding impairments, Avasta arbitration settlement, severance and acquisition migration costs and sale of MBS practice and legal settlements	$2,947	$1,267

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FIRST QUARTER RESULTS
Condensed Consolidated Statements of Operations

	October 31, 2005	July 31, 2005
ASSETS	Unaudited
	(In thousands)

Current assets:
Cash and cash equivalents	$1,830	$6,816
Accounts receivable, less allowance for doubtful accounts of $2,887 at July 31, 2005 and $2,498 at July 31, 2004	11,164	10,688
Unbilled accounts receivable	533	363
Due from related party	92	101
Prepaid expenses and other current assets	2,618	2,806
Total current assets	16,237	20,774

Non-current assets	79,603	80,403

Total assets	$95,840	$101,177

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts receivable financing line, net	$20,373	$20,347
Notes payable, current portion	1,356	1,145
Notes payable to Waythere, Inc. (Surebridge), current portion	34,611	35,361
Notes payable to AppliedTheory Estate, current portion	6,000	6,000
Note payable to related party	3,000	3,000
Capital lease obligations, current portion	1,881	1,259
Accounts payable	7,089	8,122
Accrued expenses, deferred revenue, deferred other income and customer deposits	21,327	23,100

Total current liabilities	95,637	98,334

Total non-current liabilities	5,255	5,515

Total liabilities	100,892	103,849

Total stockholders’ equity (deficit)	(5,052)	(2,672)

Total liabilities and stockholders’ equity (deficit)	$95,840	$101,177

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FIRST QUARTER RESULTS
Condensed Consolidated Balance Sheets

	For the Three Months Ended
	October 31, 2005	October 31, 2004
	Unaudited
	(In thousands, except per share amounts)

Revenue	$25,410	$28,861
Revenue, related parties	30	33

Total revenue	25,440	28,894

Cost of revenue	17,677	22,820

Gross profit	7,763	6,074

Operating expense:
Operating expense	9,134	9,808
Impairment, restructuring and other	—	1,032

Total operating expenses	9,134	10,840

Loss from operations	(1,371)	(4,766)
Other income (expense):
Interest income	28	13
Interest expense	(1,977)	(1,898)
Other income (expense), net	143	75

Loss before income tax expense	(3,177)	(6,576)
Income tax expense	(293)	—

Net loss	$(3,470)	$(6,576)

Basic and diluted net loss per common share	$(0.12)	$(0.24)

Basic and diluted weighted average number of common shares outstanding	28,481	27,927

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FIRST QUARTER RESULTS
Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended
	October 31, 2005	October 31, 2004
	Unaudited
	(In thousands)

Net cash provided by (used for) operating activities	$(2,506)	$(744)

Net cash provided by (used for) investing activities	(1,207)	(1,419)

Net cash used for financing activities	(1,273)	(8)

Net increase (decrease) in cash	(4,986)	(2,171)
Cash and cash equivalents, beginning of period	6,816	3,195

Cash and cash equivalents, end of period	$1,830	$1,024

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FIRST QUARTER RESULTS
Reconciliations of Expected GAAP Net Loss to Expected EBITDA

	For the Three Months Ended
	January 31, 2006
	Range Low	Range High
	(In thousands)

Expected Net loss	$(3,709)	$(3,209)
Expected Depreciation	1,788	1,788
Expected Interest expense, net	1,962	1,962
Expected Taxes	294	294
Expected Amortization of intangible assets	1,236	1,236
Expected Non-cash compensation	1,029	1,029

Expected EBITDA	$2,600	$3,100

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA